UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On December 6, 2013, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Files Preliminary Consent Revocation Materials

Strategic Plan to Reposition and Strengthen Portfolio Remains on Track

CWH Focused on Increasing Shareholder Value and Enhancing Corporate Governance

Corvex/Related Continue Disruptive Campaign to Advance Short Term Agenda

Newton, MA (December 6, 2013): CommonWealth REIT (NYSE: CWH) (“CommonWealth” or the “Company”) today announced that it has filed preliminary consent revocation materials with the Securities and Exchange Commission (the “SEC”) in response to the preliminary solicitation materials filed on December 3, 2013 by Corvex Management LP and Related Fund Management, LLC (“Corvex/Related”).

The CommonWealth Board believes that a wholesale removal, without cause, of all the members of the Board is not in the best interest of the Company and its shareholders, and would be disruptive to CommonWealth’s business and a value destructive exercise.

The Board and management team are committed to executing on the current business plan to increase value for all shareholders by repositioning the Company’s portfolio towards high value office buildings located in urban and downtown locations and disposing of suburban properties and other non-core assets. Despite the disruption that Corvex/Related has caused to CommonWealth’s business and operations for the last ten months, the Company has made significant progress implementing this plan during the last year, including:

•                  Approving plans to sell 85 properties (204 buildings), most of which are industrial and suburban office properties; and

•                  Selling 38 of these properties (92 buildings since the beginning of 2013, with additional sales expected in the coming months.

The Board is also pursuing a number of significant changes to its governance and management compensation based on direct input from shareholders, including:

•                  Adding additional Independent Trustees to the Board;

•                  Appointing a Lead Independent Trustee;

•                  Declassifying the Board;

•                  Terminating the “poison pill”; and

•                  Restructuring the business management fee payable to the Company’s manager, Reit Management & Research LLC (“RMR”), so that management’s compensation is further aligned with the interests of shareholders. Specific changes include:

•                  The base management fee includes a market capitalization component;

•                  The base management fee is payable partially in Company common shares, instead of all cash;

•                  The incentive management fee includes a shareholder return component;

•                  The incentive fee is payable entirely in Company common shares; and

•                  The incentive fee has a “clawback” and five-year vesting.

CommonWealth has made significant progress implementing these changes and expects to make follow-up announcements in the near future. In addition, the Board and management continue to listen to shareholder feedback and are open to considering additional changes.

CommonWealth believes that Corvex/Related do not have any plan for CommonWealth other than to disrupt its business and seize control of the Company for their short term gain. In addition, CommonWealth notes that the principals of Corvex/Related and their affiliates have a poor record of managing public real estate companies, which includes previously managing American Mortgage Acceptance Company (filed for bankruptcy), WCI Communities, Inc. (filed for bankruptcy), and Centerline Holdings Company (de-listed from the New York Stock Exchange).

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

Under federal securities laws, no written consent or revocation may be solicited from CommonWealth shareholders by Corvex/Related or the Company until after the SEC’s review of their preliminary solicitation materials is completed and definitive solicitation materials are filed with the SEC and furnished to shareholders.  CommonWealth has made a filing with the SEC of a preliminary consent revocation statement and an accompanying preliminary consent revocation card to be used to solicit revocations of written consents in connection with the solicitation of written consents by Corvex/Related from shareholders of CommonWealth. Promptly after filing its definitive consent revocation statement with the SEC, CommonWealth will mail the definitive consent revocation statement and WHITE consent revocation card to each shareholder entitled to deliver a written consent in connection with the consent solicitation.  THE COMMONWEALTH BOARD RECOMMENDS THAT SHAREHOLDERS NOT SUBMIT ANY CONSENT SOLICITED BY CORVEX / RELATED AND THAT SHAREHOLDERS REVOKE ANY CONSENT PREVIOUSLY PROVIDED TO CORVEX/RELATED.

The Company, its Trustees and certain of its executive officers, and RMR and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Corvex/Related. On December 6, 2013, the Company filed a preliminary consent revocation statement with the SEC in response to the Corvex/Related solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a WHITE consent revocation card when available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the preliminary consent revocation statement and other materials to be filed by the Company with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain, free of charge, copies of the consent revocation statement and any other documents (when available) filed by the Company with the SEC in connection with the Corvex/Related solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting the Company in the solicitations of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers, call collect at (203) 658-9400).

Media Contacts:

Joele Frank

Andrew Siegel / Jonathan Keener

212-355-4449

or

Investor Contact:

Timothy A. Bonang, 617-796-8222

Vice President, Investor Relations

www.cwhreit.com